Exhibit 23  --  Consent of Independent Auditors

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Mason-Dixon Bancshares, Inc. and Subsidiaries of our report dated January 15, 1999, included in the 1998 Annual Report to Stockholders of Mason-Dixon Bancshares, Inc. and Subsidiaries.

     We also consent to the incorporation by reference in the Registration Statements pertaining to the Mason-Dixon Bancshares, Inc. Deferred Compensation and Fee Plan for Non-Employee Directors (Form S-8, No 333-51947), the Mason-Dixon Bancshares, Inc. Management Deferred Compensation Plan (Form S-8, No. 333-51303), the Mason-Dixon Bancshares Employee Savings and Investment Plan (Form S-8, No.333-51305), and the Mason-Dixon Bancshares, Inc. 1997 Omnibus Share Plan (Form S-8, No. 333-50731) of our report dated January 15, 1999, with respect to the consolidated financial statements of Mason-Dixon Bancshares, Inc. and Subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                                          /s/ Stegman & Company

Baltimore, Maryland
March 25, 1999


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